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                                                                    Exhibit 10.3

                               Relocation Advance

         Apex Silver  Mines  Limited made a $300,000  relocation  advance to Mr.
Edwards in August 2004 pursuant to the Company's relocation policy, which provides for a 90 day interest free advance to an employee who completes the purchase of a residence in the new location prior to completing the sale of the employee's residence in the former location.